Exhibit 10.1
AMENDING AGREEMENT
THIS AGREEMENT is made as of September 29, 2022,
    AMONG:
    MGE NIAGARA ENTERTAINMENT INC., as Borrower
    AND:
    COMPLEX SERVICES INC., as a Guarantor
AND:
    BANK OF MONTREAL, FIFTH THIRD BANK, NATIONAL ASSOCIATION AND KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners

AND:
    FIFTH THIRD BANK, NATIONAL ASSOCIATION AND KEYBANK NATIONAL ASSOCIATION, as Co-Syndication Agents

AND:
    EACH OF THE FINANCIAL INSTITUTIONS PARTY HERETO, as Lenders

AND:
    BANK OF MONTREAL, as Administrative Agent

RECITALS:

A.The Borrower, the Guarantor, the Lenders and Administrative Agent entered into an amended and restated credit agreement dated as of July 14, 2021 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to continue make available to the Borrower the Credit Facilities for the purposes set forth therein.
B.The Borrower has requested, and the Lenders have agreed to, (i) certain amendments to the Credit Agreement and (ii) consent to the making of the Debenture Interest Payment (as defined herein), in each case, as provided for in this Amending Agreement.
C.The parties hereto wish to enter into this Amending Agreement to establish the terms on which the amendments and consent referred to above will become effective.
NOW THEREFORE in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.General
In this Amending Agreement (including the recitals) unless otherwise defined or the context requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement. This Amending Agreement is an amendment to the Credit Agreement. Unless the context of this Amending Agreement otherwise requires, the Credit Agreement and this Amending Agreement shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amending Agreement were contained in one agreement. The term “Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Amending Agreement).

Section 2.Amendments to Credit Agreement
The parties agree to make the following amendments to the Credit Agreement effective as of the Effective Date (as defined below):
(a)The definition of “Fiscal Year” is hereby added to Section 1.1 of the Credit Agreement in alphabetical order:
“Fiscal Year” means the fiscal year of the Borrower, which currently ends on March 31, provided that, effective as of April 1, 2023 and at all times thereafter, the fiscal year of the Borrower shall end on September 30.
(b)The definition of “Swingline Limit” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Swingline Limit”, at any time, is equal to the amount referred to under the column entitled “Swingline Limit” in the chart below that corresponds to the then current Gaming Capacity, as updated from time to time in accordance with Section 3.10, provided however, that the Swingline Limit will in no event exceed the Swingline Commitment.
Gaming Capacity            Swingline Limit
0 < 20%                $12,500,000

20% < 40%                $15,625,000

40% < 60%                $18,750,000

60% - 100%                $25,000,000

(c)Section 9.1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
The Borrower shall deliver to the Administrative Agent:
9.1.1 Financial Reporting
9.1.1.1    as soon as available and in any event within forty five (45) days after the end of each Fiscal Quarter of the Borrower, or such earlier date as provided to OLG, the interim unaudited consolidated financial statements of the Borrower as at the end of such Fiscal Quarter prepared in accordance with GAAP including, without limitation, a balance sheet, income statement and statement of cash flows, in each case as at the end of and for such Fiscal Quarter and the then elapsed portion of the Operating Year which includes such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheet, as at the end of) the previous Operating Year and a comparison to the Annual Business Plan, in each case subject to year-end adjustments and the absence of footnotes;
9.1.1.2    as soon as available and in any event within one-hundred and twenty (120) days after the end of each Fiscal Year and Operating Year of the Borrower, or such earlier date as provided to OLG, the annual audited consolidated financial statements of the Borrower prepared in accordance with GAAP including, without limitation, a balance sheet, income statement and statement of cash flows, as at the end of and for such Fiscal Year or Operating Year, as applicable (which financial statements shall be audited by a nationally recognized accounting firm, whose opinion shall accompany such financial statements), setting forth in each case in comparative form the figures for the previous Fiscal Year or Operating Year, as applicable; provided, however, that the Fiscal Year ending September 30, 2023 will only include the six-month period ending September 30, 2023;
9.1.1.3    for the first twelve (12) full consecutive months following a Closure Period, as soon as available and in any event within 30 days of the end of each month, monthly unaudited consolidated financial statements of the Borrower as at the end of such month prepared in accordance with GAAP including, without limitation, a balance sheet, income statement, and statement of cash flows, in each case as at the end of and for such month, setting forth in each case in comparative form the figures for the corresponding period of (or in the case of the balance sheet, as at the end of) the previous Operating Year and a comparison to the Annual Business Plan, in each case subject to year-end adjustments and the absence of footnotes;
9.1.1.4 for any period during which the covenants in Sections 9.4.3 or 9.4.4.1 are applicable, not later than the first Business Day of each week, a report on the Borrower’s Liquidity (including a reconciliation to the Liquidity Forecast and management commentary as to any material variations) as of the close of business on the last Business Day of the prior one week period and (ii) for any periods during which the covenant in Section 9.4.4.2 is applicable, as soon as available and in any event within three (3) Business Days of the end of each month, a monthly report on the Borrower’s Liquidity, in each case, in form and substance satisfactory to the Administrative Agent;
9.1.1.5 concurrently with the delivery of the financial statements and reports contemplated in clause 9.1.1.1 (excluding the financial statements for the fourth quarter in each Fiscal Year), 9.1.1.2, 9.1.1.3 and 9.1.1.4 above:
(a)a Compliance Certificate in respect of such Fiscal Quarter, Fiscal Year, Operating Year, month or week, as the case may be, in the form attached hereto as Schedule E (including in the case of the financial statements contemplated in Section 9.1.1.2 above that are provided for an Operating Year, a detailed calculation of Excess Annual Cash Flow for the then applicable Operating Year);
(b)other than in respect of the delivery of the reports contemplated by clause 9.1.1.4, a management’s discussion and analysis in respect of such Fiscal Quarter, Fiscal Year, Operating Year or month, as the case may be;
(c)other than in respect of the delivery of financial statements and reports contemplated by clauses 9.1.1.3 and 9.1.1.4, updated versions of Schedules 8.1.11 (Corporate Structure), 8.1.12 (Jurisdictions, Locations of Collateral), 8.1.15 (Environmental Matters), 8.1.22 (Material Authorizations), 8.1.23 (Material Agreements), 8.1.24 (Real Property), 8.1.25 (Benefit Plans), 8.1.26 (Labour and Employment Matters), 8.1.31 (Excluded Accounts) and 9.3.9 (Non-Arm’s Length Transactions) to the extent the information disclosed therein has changed since the most recent version of such Schedule was delivered to the Administrative Agent (and, for greater certainty, no Default or Event of Default shall occur hereunder, notwithstanding repetition of the representations and warranties between the delivery of Compliance Certificates, by virtue only of the fact that the information disclosed on the Schedules listed above has changed since the most recent Compliance Certificate delivered hereunder, provided such updated information is thereafter disclosed in accordance with this Section 9.1.1.3(c)); and
9.1.1.6    as soon as available and in any event within sixty (60) days of the end of each Operating Year of the Borrower, an Annual Business Plan in respect of the Borrower.
(d)Section 9.3.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
9.3.11 Operating Year; Fiscal Year.
(a) Operating Year. Change its Operating Year.
(b) Fiscal Year. Change its Fiscal Year (other than the change to the Borrower’s Fiscal Year to end on September 30 as provided for in the definition of Fiscal Year).
(e)Schedule A of the Credit Agreement is hereby amended by replacing the figure “$20,000,000.00” with “$25,000,000.00 in the first row under the heading “Swingline Commitment”.
(f)Schedule E of the Credit Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.
Section 3.Consent
Subject to satisfaction of the conditions precedent set out in Section 5 hereof and in reliance upon the representations and warranties made by the Obligors in Section 4 hereof, each of the Lenders, in accordance with clause (b)(i) of the definition of “Permitted Distributions” in the Credit Agreement, hereby consents to the Borrower making a one time cash payment to the Investor in the amount of $4,348,715, which represents the first annual payment of interest payable by the Borrower under the Convertible Debenture (comprised of all interest that has accrued up to June 7, 2022, being the “Third Anniversary Date” (as such term is defined in the Convertible Debenture) and has not been paid under the Convertible Debenture since the date of issuance) (the “Debenture Interest Payment”).
Section 4.Representations and Warranties
In order to induce the Administrative Agent and the Lenders to enter into this Amending Agreement, the Obligors represent and warrant to the Administrative Agent and to Lenders as follows, as of the Effective Date (as defined below), which representations and warranties shall survive the execution and delivery hereof:

(a)    the representations and warranties set forth in Section 8 of the Credit Agreement (as amended by this Amending Agreement) are true and correct as of the date hereof except for those representations and warranties which speak only to a specific earlier date;

(b)     all necessary corporate action has been taken to authorize the execution, delivery and performance of this Amending Agreement by the Obligors and each Obligor has duly executed and delivered this Amending Agreement; and all required shareholder, governmental and material third party consents and approvals required to enter into this Amending Agreement have been obtained;

(c)    this Amending Agreement is a legal, valid and binding obligation of each of the Obligors enforceable against each of them by the Administrative Agent and the Lenders in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity); and

(d)    as of the date hereof and after giving effect to this Amending Agreement and the payment of the Debenture Interest Payment, no Default or Event of Default has occurred and is continuing or shall result from entering into this Amending Agreement and all other documents executed in connection therewith (the “Amendment Documents”), or the payment of the Debenture Interest Payment.

Section 5.Conditions Precedents to the Effective Date
This Amending Agreement and the amendments in Section 2 herein shall become effective on the date on which all of the following conditions precedent have been met to the satisfaction of the Administrative Agent (the “Effective Date”):
(a)the Administrative Agent shall have received the approval of (i) the Required Lenders pursuant to Section 13.9 of the Credit Agreement in connection with the amendments made in Section 2 of this Amending Agreement (other than Section 2(d)) and (ii) all of the Lenders pursuant to clause (b)(i) of the definition of “Permitted Distributions” in the Credit Agreement in connection with the consent granted pursuant to Section 3 hereof;
(b)the receipt by the Administrative Agent of counterparts of this Amending Agreement duly executed by all the parties hereto;
(c)the Administrative Agent shall have received an officer’s certificate of each Obligor dated the Effective Date certifying that attached thereto are true and correct copies of (a) the constating documents of such Obligor, (b) a certificate of incumbency and (c) the resolutions or other documents evidencing that all necessary corporate action has been taken by such Obligor to authorize the execution, delivery and performance of the Amendment Documents;
(d)the Administrative Agent shall have received a certificate of status, certificate of good standing or similar certificate with respect to the jurisdiction of incorporation or formation of each Obligor;
(e)the Administrative Agent shall have received an Ontario opinion of external counsel to each Obligor dated the Effective Date, in form and substance satisfactory to the Administrative Agent, acting reasonably;
(f)the Administrative Agent shall have received title searches confirming that there are no outstanding claims for lien or certificates of action registered in the applicable land registry offices, nor any written notices of lien having been received from any Person which have not been withdrawn, made under the Construction Act (Ontario) which would affect the leasehold or subleasehold interests of the Obligors under the Leases; and
(g)all fees and expenses payable by the Borrower in connection with the Amendment Documents shall have been paid to the Administrative Agent and the Lenders (or arrangements satisfactory to the Administrative Agent and the Lenders for payment promptly following the Effective Date have been made) including, but not limited to, the legal fees of the Administrative Agent incurred in connection with the Amendment Documents.
Section 6.Confirmation
(a)    Each of the Obligors hereby acknowledges and confirms that upon the Effective Date:
(i)except as amended hereby, the Credit Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed; and

(ii)the Security remains in full force and effect, unamended, and the Liens granted by the Obligors in favour of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Documents continue to secure, apply and extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due and accruing due and owing by or otherwise payable by the Obligors to the Secured Parties, or any one or more of them, in any currency, under, in connection with or pursuant to the Loan Documents to which an Obligor is a party.
(b)     CSI hereby confirms its obligations under the limited recourse guarantee dated June 11, 2019 delivered by it in favour of the Administrative Agent and the other Loan Documents to which it is a party.
Section 7.Counterparts
This Amending Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amending Agreement by facsimile, email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amending Agreement. The words “execution,” “signed,” “signature” and words of like import in this Amending Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided in any applicable law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar provincial or state laws based on the Uniform Electronic Transactions Act.
Section 8.Governing Law
The parties agree that this Amending Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.
Section 9.One Document
This Amending Agreement and the Credit Agreement shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one document. This Amending Agreement shall constitute a Loan Document under the Credit Agreement.
Section 10.Limited Effect
This Amending Agreement relates only to the specific matters expressly covered herein, and except for the amendments and consent under the Credit Agreement expressly provided for herein, this Amending Agreement shall not be considered to be a waiver of any other rights or remedies the Lenders may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent and the Lenders to execute similar or other amendments under the same or similar or other circumstances in the future.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties have executed this Amending Agreement as of the date first written above.

BORROWER:	MGE NIAGARA ENTERTAINMENT INC., as Borrower
	By:	/S/ RAYMOND PINEAULT
Name: Raymond Pineault Title: Director & Chair
By:
Name: Title:
[Signature Page to Amending Agreement]

GUARANTOR:	COMPLEX SERVICES INC., as Guarantor
	By:	/S/ RAYMOND PINEAULT
Name: Raymond Pineault Title: Director & Chair
By:
Name: Title:

[Signature Page to Amending Agreement]

AGENT:

BANK OF MONTREAL, as Administrative Agent
By:	/S/ FREDERIC GOSSELIN
Name: Frederic Gosselin Title: Senior Director
By:	/S/ NICHOLAS DREW
Name: Nicholas Drew Title: Director

[Signature Page to Amending Agreement]

THE LENDERS
BANK OF MONTREAL, as a Lender, Issuing Lender and Swingline Lender
By:	/S/ FREDERIC GOSSELIN
Name: Frederic Gosselin Title: Senior Director
By:	/S/ NICHOLAS DREW
Name: Nicholas Drew Title: Director

[Signature Page to Amending Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/S/ JOHN J. DELONG
Name: John J. DeLong Title: Vice President

[Signature Page to Amending Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender
By:	/S/ KNIGHT D. KIEFFER
Name: Knight D. Kieffer Title: Managing Director

[Signature Page to Amending Agreement]

ROYAL BANK OF CANADA, as a Lender by it's Attorneys,
By:	/S/ HIBA ABDUL WAHID
Name: Hiba Abdul Wahid Title: Vice President, Corporate Client Group-Finance
By:
Name: Title:

[Signature Page to Amending Agreement]

CANADIAN WESTERN BANK, as a Lender
By:	/S/ JACOB BERLINKOV
Name: Jacob Berlinkov Title: AVP, Corporate Lending
By:	/S/ STAN SETO
Name: Stan Seto Title: AVP, Corporate Lending

[Signature Page to Amending Agreement]

MERIDIAN CREDIT UNION LIMITED, as a Lender
By:	/S/ ROB STANSFIELD
Name: Rob Stansfield Title: Director, Corporate & Structured Finance
By:	/S/ YANZHI CHEN
Name: Yanzhi Chen Title: Director, Loan Syndications

[Signature Page to Amending Agreement]